UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Under § 240.14a-12

SEER, INC.
(Name of Registrant as Specified In Its Charter)

BRADLEY L. RADOFF THE RADOFF FAMILY FOUNDATION JEC II ASSOCIATES, LLC THE MOS TRUST MOS PTC, LLC MICHAEL TOROK HOWARD H. BERMAN JOSHUA S. HOROWITZ LUIS E. RINALDINI
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Bradley L. Radoff, Michael Torok and the other participants named herein (collectively, the “Radoff-JEC Group”) have filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly qualified director nominees at the 2026 annual meeting of stockholders of Seer, Inc., a Delaware corporation (the “Company”).

On June 15, 2026, the Radoff-JEC Group issued the following press release:

The Radoff-JEC Group Highlights Seer Inc.’s and Chairman and CEO Omid Farokhzad, M.D.’s History of Value Destruction

HOUSTON--(BUSINESS WIRE)--Bradley L. Radoff and Michael Torok (together with certain of their affiliates, the “Radoff-JEC Group” or “we”), who collectively own approximately 7.7% of the outstanding shares of Seer, Inc. (NASDAQ: SEER) (“Seer” or the “Company”), today issued the following statement:

“When Seer filed its proxy statement, the Board issued a 4,000-word letter to stockholders that we believe was a collection of inaccurate and misleading statements. In fact, the letter ended with the claim that Seer has the right Board and the right strategy.

Seer’s share price is down 97% since its IPO in December of 2020.1 If Seer had the right Board and the right strategy, would the share price be down 97% over the past five and a half years?

We believe change at Seer is urgently needed. The 97% share price decline supports that conclusion. And the fact that Seer Chair and CEO Omid Farokhzad, M.D. has consistently destroyed stockholder value across numerous companies adds to our view that change is urgently needed.”

1 Share price decline from December 4, 2020 through April 10, 2026, the trading day immediately prior to the Radoff-JEC Group’s submission of its initial non-binding proposal to acquire the Company.

Chairman and CEO Farokhzad: A Specialist in Failure
Company	Investor Outcome
Seer	Share price declined 97.0% since going public in 2020.[2]
BIND Therapeutics, Inc.	Filed for Chapter 11 bankruptcy protection.
Selecta Biosciences, Inc.	Share price declined 93.7% between its IPO and its merger with Cartesian Therapeutics.[3]
Tarveda Therapeutics, Inc.	Liquidated under a court-supervised assignment of assets.
Senti Biosciences Holdings, Inc.	Share price is down 98.5% since its public listing in 2022.[4]
More Than $1 Billion in Investor Capital Destroyed

The Radoff-JEC Group is seeking stockholder support to elect three new independent, qualified directors – Howard H. Berman, Ph.D., Joshua S. Horowitz and Luis E. Rinaldini – to SEER’s Board at the Annual Meeting of Stockholders on July 28, 2026.

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Vote FOR the Radoff-JEC Group’s Nominees TODAY to Prevent Further Value Destruction

Do NOT Vote for Omid Farokhzad, M.D., Terrance McGuire or Dipchand (Deep) Nishar.

Questions about how to vote? Contact (888) 368-0379 or info@saratogaproxy.com.

Visit www.SaratogaProxy.com/SEER to learn more.

***

Contacts

Greg Lempel

greg@fondrenlp.com

or

Saratoga Proxy Consulting LLC

John Ferguson / Joseph Mills, 212-257-1311

info@saratogaproxy.com

2 Ibid.

3 Share price decline from June 22, 2016 through November 13, 2023.

4 Share price decline from June 9, 2022 through June 12, 2026.